Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Euronet Worldwide, Inc.
We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-84046; Form S-3, No. 333-105478; Form S-3, No. 333-111361; Form S-3MEF, No. 333-111363; Form S-3, No. 333-116934; Form S-3, No. 333-117948; Form S-3, No. 333-128228; Form S-4, No. 333-116938; Form S-8, No. 333-24539; Form S-8, No. 333-83555; Form S-8, No. 333-44890; Form S-8, No. 333-64634; Form S-8, No. 333-71766; Form S-8, No. 333-98013; Form S-8, No. 333-102875; Form S-8, No. 333-116920; and Form S-8, No. 333-136485) of Euronet Worldwide, Inc. of our report dated March 2, 2009, with respect to the consolidated balance sheets of Euronet Worldwide, Inc. and subsidiaries (the Company) as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2008, and to the effectiveness of internal control over financial reporting as of December 31, 2008, which report appears in the December 31, 2008 annual report on Form 10-K of Euronet Worldwide, Inc.
As discussed in Note 3 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 157, Fair Value Measurements, for its financial assets and liabilities as of January 1, 2008. Also, as discussed in Notes 3 and 16 to the consolidated financial statements, the Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, as of January 1, 2007.

/s/ KPMG LLP
Kansas City, Missouri
March 2, 2009

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